Exhibit 5
BRUSSELS
CHICAGO                                                   [FOLEY & LARDNER LOGO]
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH                   June 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Hanger Orthopedic Group, Inc.
          Registration Statement on Form S-8

Gentlemen:

     We are counsel to Hanger Orthopedic Group, Inc. (the "Company") and have represented the Company in connection with the Registration Statement on From S-8 being filed today with the Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to a total of 5,280,374 shares of the Company's common stock, par value $.01 per share (the "Shares"), which consist of (i) 1,500,000 shares issuable upon the exercise of options under the Company's 2002 Stock Option Plan; (ii) 500,000 shares issuable upon the exercise of non-qualified stock options previously granted to five officers of the Company; and (iii) 3,056,624 shares issuable upon the exercise of options previously granted under the Company's 1991 Stock Option Plan and 223,750 shares issuable upon the exercise of options previously granted and to be granted under the Company's 1993 Stock Option Plan for Non-Employee Directors, which shares were previously registered under the Company's From S-8 (File No. 333-90497) that was filed on November 8, 1999 and are included under the Registration Statement in accordance with Rule 429 under the Act. (Such stock option plans and agreements are collectively referred to hereinafter as the "Plans").

     This opinion is being delivered to the Commission as Exhibit 5 to the Registration Statement.

     We have examined (1) the Certificate of Incorporation of the Company, and all amendments thereto, as certified by the Secretary of State of the State of Delaware, (2) the By-Laws of the Company, as certified by the Secretary of the Company as being those currently in effect, (3) the Registration Statement, (4) the Plans and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

FOLEY & LARDNER                                             CLIENT/MATTER NUMBER
WASHINGTON HARBOUR                                          302280-0148
3000 K STREET, N.W., SUITE 500
WASHINGTON, D.C.  20007-5143

TEL: 202.672.5300
FAX: 202.672.5399
WWW.FOLEYLARDNER.COM

Foley & Lardner
Securities and Exchange Commission
Page 2


     Based upon the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

     2.  When the following events shall have occurred:

         (a) the Registration Statement is filed, at which time it will become effective under the Securities Act of 1933, pursuant to General Instruction D to Form S-8, and

         (b) the Shares shall have been paid for and issued in accordance with the terms of the Plans as provided in the Registration Statement, the Shares thus sold will be legally issued, fully paid and non-assessable.

     This firm hereby consents to the reference to it in the Registration Statement and the filing of this opinion as Exhibit 5 thereto.

                                                Sincerely,


                                                /s/ Foley & Lardner

                                                Foley & Lardner